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                                                                       Exhibit j


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the registration statement on Form N-1A of CIGNA Variable Products Group (the "Registration Statement") of our reports dated February 11, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of the Variable Products Investment Grade Bond Fund, Variable Products S&P 500 Index Fund and Variable Products Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and on the cover of, and under the heading "Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2000